EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 13, 2002, accompanying the consolidated financial statements and included in the Annual Report of Xechem International, Inc. on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Xechem International, Inc. on Form S-8 (SEC File No. 333-68162, effective August 22, 2001 and SEC File No. 333-71744, effective October 17, 2001), and on Form S-3 (SEC File No. 333-71742, effective November 28, 2001).


GRANT THORNTON LLP

Edison, New Jersey
April 14, 2003